                                                                     EXHIBIT 4.8

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                                 Equinix, Inc.

                          200,000 Units Consisting of
                                $200,000,000 of
                           13% Senior Notes due 2007
                                      and
                        Warrants to Purchase 2,251,000
                            Shares of Common Stock

                              PURCHASE AGREEMENT
                              ------------------



Dated as of November 24, 1999


================================================================================

                                 Equinix, Inc.

                          200,000 Units Consisting of
                                $200,000,000 of
                           13% Senior Notes due 2007
                                      and
                        Warrants to Purchase 2,251,000
                            Shares of Common Stock

PURCHASE AGREEMENT

                                                               November 24, 1999
Salomon Smith Barney Inc.
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
c/o Salomon Smith Barney Inc.
as Representative of the Initial Purchasers
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

          Equinix, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), proposes to issue and sell to the several parties named on Schedule I hereto (the "Initial Purchasers"), for whom Salomon Smith Barney Inc. (the "Representative") is acting as representative, 200,000,000 units (the "Units"), consisting of $200,000,000 aggregate principal amount of the Company's 13% Senior Notes due 2007 (the "Notes") and an aggregate of 200,000 Warrants (each, a "Warrant") each entitling the holder to purchase
11.255 shares of the Company's Common Stock (the "Common Shares"). Each Unit will consist of $1,000 principal amount of Notes and one Warrant. The Units, Notes and Warrants are hereinafter referred to collectively as the "Securities."

          The Notes are to be issued under an indenture (the "Indenture") dated as of December 1, 1999 between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). The Warrants are to be issued under a warrant agreement (the "Warrant Agreement") dated as of December 1, 1999 between the Company and State Street Bank and Trust Company, as warrant agent (the "Warrant Agent"). State Street Bank and Trust Company will serve as the unit agent (the "Unit Agent") for the Units.

          On the Closing Date (as defined herein) and simultaneously with delivery and payment pursuant to Section 3 hereof, the Company will place approximately $36,837,000 (representing that portion of the proceeds from the sale of the Securities by the Company to the Initial Purchasers that will be sufficient to pay when due the first 3 interest payments on the Notes) (the "Escrow Amount") into a collateral account and will pledge such account to the Trustee, for the benefit of the holders of the Notes and the Trustee (in its capacity as such under the Indenture) pursuant to the Escrow Agreement, dated as of December 1, 1999 (the "Escrow Agreement") among the Company, State Street Bank and Trust Company, as escrow agent (the

"Escrow Agent"), and the Trustee, pending release in accordance with the terms of the Escrow Agreement.

          The Initial Purchasers and the direct and indirect transferees of the Notes will be entitled to the benefits of a Registration Rights Agreement (the "Registration Rights Agreement") dated as of December 1, 1999, between the Company and the Initial Purchasers, pursuant to which the Company will agree to register the Notes under the Act subject to the terms and conditions therein specified. The Initial Purchasers and the direct and indirect transferees of the Warrants will be entitled to the benefits of a Common Stock Registration Rights Agreement (the "Common Stock Registration Rights Agreement"), dated as of December 1, 1999, by and among the Company, the Investors (as defined therein) and the Initial Purchasers, pursuant to which holders of the Warrants will have
(i) certain rights to Demand Registrations (as defined therein) or Piggy-Back Registrations (as defined therein), (ii) a Tag-Along Right (as defined therein) and (iii) a requirement to sell Warrants or other Registrable Securities (as defined therein), in each case, in accordance with the provisions of the Common Stock Registration Rights Agreement.

          The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act. In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated November 19, 1999 (including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated November 24, 1999 (including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

          The Company understands that the Initial Purchasers propose to make an offering of the Securities only on the terms and in the manner set forth in the Final Memorandum and herein as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, and outside the United States to certain persons in reliance on Regulation S under the Act.

          The Indenture, the Warrant Agreement, the Securities, the Exchange Securities (as defined in the Registration Rights Agreement), the Registration Rights Agreement, the Common Stock Registration Rights Agreement and the Escrow Agreement are referred to collectively as the "Securities Documents" and this Agreement and the Securities Documents are collectively referred to as the "Operative Documents." The term "you" as used herein shall mean the Representative and the term "Initial Purchasers" as used herein shall mean the Initial Purchasers listed on Schedule I. Certain terms used herein are defined in Section 17 hereof and certain other terms used herein and not otherwise defined have the meanings ascribed to such terms in the Final Memorandum.

          1.  Representations and Warranties.  The Company represents and
              ------------------------------
warrants to and agrees with each Initial Purchaser that:

              (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum (as supplemented or amended) does not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no
                                --------  -------
representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein.

              (b) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act, an "Affiliate") has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

              (c) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

              (d) Neither the Company nor any of its Affiliates or any person (other than the Initial Purchasers, as to which the Company makes no representation) acting on the Company's behalf has engaged, in connection with the offering of the Securities, (A) in any form of general solicitation or general advertising within the meaning of Regulation D under the Act, (B) in any directed selling efforts within the meaning of Rule 902 under the Act in the United States in connection with the Securities being offered and sold pursuant to Regulation S under the Act, (C) in any manner involving a public offering within the meaning of Section 4(2) of the Act or (D) in any action which would require the registration of the offering and sale of the Securities pursuant to this Agreement or which would violate applicable state "blue sky" laws.

              (e) Assuming that the representations and warranties of the Initial Purchasers contained in Section 4 are true, correct and complete, and assuming compliance by the Initial Purchasers with their covenants in Section 4, and assuming that the representations and warranties deemed to be made by non-U.S. persons and QIBs purchasing Securities are true and correct as of the Closing Date, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by, or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with, this Agreement to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act.

              (f) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Final

Memorandum will not be, an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act.

              (g) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities (except as contemplated by this Agreement).

              (h) The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

              (i) The information provided by the Company pursuant to Section 5(g) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (j) The only subsidiaries (direct and indirect) of the Company on the Closing Date will be those listed on Schedule II hereto (each of such
                                            -----------
subsidiaries are referred to herein as the "Subsidiaries"). Each of the Company and the Subsidiaries has been duly incorporated, is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with full requisite corporate or other power and authority to own, lease and operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), assets, earnings, results of operations, business affairs or business prospects of the Company or (ii) the ability of the Company to duly and punctually perform any of its obligations under the Operative Documents or to consummate the transactions contemplated hereby and thereby (a "Material Adverse Effect"); and, to the knowledge of the Company, no revocation or limitation or variation of any such authorization or approval, is threatened.

              (k) All the outstanding shares of capital stock of the Company and the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and were not issued in violation of preemptive or similar rights, and all outstanding shares of capital stock of the Subsidiaries are owned by the Company free and clear of any security interests, claims, liens, encumbrances or restrictions on transferability (other than those imposed by the Act, state securities or "Blue Sky" laws and other similar laws of the relevant jurisdiction of incorporation or organization) or voting. Except as pursuant to the Common Stock Registration Rights Agreement and except as otherwise set forth in the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligation into, or exchange any securities for, shares of capital stock or equity interests of the Company or any Subsidiary are outstanding and no holder of securities of the Company or any Subsidiary is entitled to have such securities registered under the Act.

              (l) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum under the heading "Capitalization."

              (m) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Units. The Units have been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due countersignature, execution and delivery by the Unit Agent), will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws (and judicially developed doctrines in the area such as substantive consolidation or equitable subordination) now or hereafter in effect relating to or affecting creditors' rights generally, or (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the "Enforceability Limitations").

              (n) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Notes and the Exchange Securities. The Notes and the Exchange Securities have been duly and validly authorized by the Company for issuance. The Notes, when executed, authenticated and issued in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed, issued and delivered and (assuming the due authentication by the Trustee) will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, and the Exchange Securities, when executed, authenticated, issued and delivered in the manner contemplated by the Registration Rights Agreement and the Indenture, will have been duly executed, issued and delivered and (assuming the due authentication by the Trustee) will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except, in each case, that the enforcement thereof may be limited by the Enforceability Limitations. The Notes are in the form contemplated by the Indenture.

              (o) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

              (p) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Warrant Agreement. The Warrant Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

          (q) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Warrants. The Warrants have been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due countersignature, execution and delivery by the Warrant Agent), will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

          (r) The Common Shares have been duly reserved for issuance by the Company for issuance upon exercise of the Warrants in sufficient number to cover the exercise of all of the Warrants, and the issuance of the Common Shares upon exercise of the Warrants has been duly authorized, and the Common Shares, when delivered upon exercise of and in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable, and except as set forth in the Final Memorandum no holder of any securities of the Company has any preemptive or other similar rights to subscribe for or to purchase any common stock of the Company arising by operation of the General Corporation Law of the State of Delaware, under the Certificate of Incorporation or bylaws of the Company or pursuant to the terms of any agreement or instrument to which the Company is a party.

          (s) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Initial Purchasers) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations and except as rights to indemnification and contribution may be limited under applicable law.

          (t) The Company has the requisite corporate or other power and authority to execute, deliver and perform its obligations under the Common Stock Registration Rights Agreement. The Common Stock Registration Rights Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchasers and the Investors), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations and except as rights to indemnification and contribution may be limited under applicable law.

          (u) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

              (v) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Escrow Agreement. The Escrow Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Escrow Agent and the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

              (w) The Securities Documents conform in all material respects to the descriptions thereof in the Final Memorandum.

              (x) No consent, waiver, approval, authorization, license, qualification, registration, filing with or order of any court or governmental agency or body (whether domestic or foreign) is required in connection with the issuance and sale of the Securities or the Exchange Securities or the performance by the Company of its obligations under the Operative Documents, or for the consummation of any of the transactions contemplated hereby or thereby, except (i) as has already been acquired or as of the Closing Date will be acquired or (ii) such as may be required (A) in connection with the registration under the Act of the Exchange Securities or the Warrants, pursuant to the Registration Rights Agreement or the Common Stock Registration Rights Agreement, as applicable, (B) in order to qualify the Indenture under the Trust Indenture Act or (C) by state securities or "blue sky" laws in connection with the offer and sale of the Securities or the registration thereof or of the Exchange Securities pursuant to the Registration Rights Agreement or the Common Stock Registration Rights Agreement, as applicable; all consents, waivers, approvals, authorizations, licenses, qualifications, registrations, filings or orders which are required to be obtained by the Closing Date will be obtained by such date and will be in full force and effect on the Closing Date.

              (y) The execution, delivery or performance of the Operative Documents by the Company will not contravene (i) the certificate of incorporation or bylaws of the Company or any of the Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, note or other agreement, obligation, condition, covenant, license, permit or instrument to which the Company or any of the Subsidiaries is a party or bound or to which their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority (whether foreign or domestic) having jurisdiction over the Company or any of the Subsidiaries or any of their properties.

              (z) At the time of deposit with the Escrow Agent of the Escrow Amount, no Lien (as such term is defined in the Indenture) exists upon such Collateral (as such term is defined in the Escrow Agreement) and no right or option to acquire the same exists in favor of any other person or entity, except for the pledge and security interest in favor of the Trustee for the benefit of the holders of the Securities and the Trustee (in its capacity as such under the Indenture) to be created or provided for in the Escrow Agreement, which pledge and security interest shall constitute a first priority perfected pledge and security interest in and to all of the Collateral.

              (aa) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP"), applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the captions "Selected Consolidated Financial Data" and "Capitalization" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein. KPMG LLP, which has examined such financial statements as set forth in the report included in the Final Memorandum, is an independent public accounting firm with respect to the Company and the Subsidiaries within the meaning of Regulation S-X under the Act.

              (bb) Neither the Company nor any of the Subsidiaries has sustained since the date of the latest audited financial statements included in the Final Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Memorandum; and, since the respective dates as of which information is given in the Final Memorandum, there has not been any the material adverse change, or any development involving a prospective material adverse change, in or affecting the business, condition (financial or otherwise), assets, earnings, results of operations, business affairs or business prospects of the Company.

              (cc) No legal action, suit or proceeding, inquiry or investigation by or before any court or governmental agency, authority or body or any arbitrator (whether domestic or foreign) involving the Company or any of the Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries that (i) could reasonably be expected to have a material adverse effect on the performance of the Operative Documents, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect.

              (dd) Neither the Company nor any of the Subsidiaries is in violation or default of (i) any provision of its articles of incorporation or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, note or other agreement, obligation, condition, covenant, license, permit or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree (whether foreign or domestic) applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority (whether domestic or foreign) having jurisdiction over the Company or any of the Subsidiaries or any of their properties.

              (ee) Each of the Company and the Subsidiaries has obtained all consents, approvals, orders, licenses, certificates, permits and other authorizations (collectively, the "Licenses") issued by the appropriate federal, state or foreign national governmental or regulatory authorities necessary to own, lease, license and use its properties and assets to conduct its businesses in the manner described in the Final Memorandum, except to the extent that the failure to so obtain would not have a Material Adverse Effect. None of the Company or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any License and no event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such License, and the Licenses referred to above place no restrictions on the Company or any of the Subsidiaries that are not described in the Final Memorandum, except where such restrictions could not, singly or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

              (ff) There are no stamp or other issuance of transfer taxes or duties or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Notes.

              (gg) Each of the Company and the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) except as set forth in or contemplated in the Final Memorandum and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as contemplated in the Final Memorandum.

              (hh) No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent that could result in a Material Adverse Effect, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiaries' principal suppliers, contractors or customers.

              (ii) All descriptions in the Final Memorandum of contracts and other documents to which the Company or any of the Subsidiaries is a party are accurate in all material respects; there are no contracts, indentures, mortgages, loan agreements, notes, leases, licenses, permits or other instruments that (i) would be required to be described in Part I of a registration statement on Form S-1 under the Act or (ii) if terminated, breached, rescinded or revoked could reasonably be expected to have or result in a Material Adverse Effect (collectively, "Material Contracts") that are not described or referred to in the Final Memorandum and listed on Schedule III hereto.

              (jj) Except as described in the Final Memorandum, including the financial statements and notes thereto included therein, each of the Company and the Subsidiaries has good and marketable title to all real and personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

              (kk) The statistical and market-related data included in the Final Memorandum are based on or derived from independent sources which the Company believes to be reliable and accurate in all material respects or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

              (ll) None of the Company nor any of the Subsidiaries nor any agent thereof acting on behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R.
Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

              (mm) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (nn) The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as described in or contemplated by the Final Memorandum.

              (oo) The Company and the Subsidiaries possess or have applied for the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") presently employed by them in connection with the businesses now operated by them, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing except as could not have a Material Adverse Effect. To the Company's knowledge, the use of such Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person.

              (pp) The Company and the Subsidiaries (i) are, to its knowledge, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") and (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Final Memorandum, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect.

              (qq) Except as described in the Final Memorandum, the Company and the Subsidiaries are implementing a comprehensive, detailed program to analyze and address the risk that the computer hardware and software used by them may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), and reasonably believe that such risk will be remedied on a timely basis without material expense and will not have a Material Adverse Effect.

              (rr) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations; the Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

              (ss) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other subsidiary of the Company except as described in the Final Memorandum.

              (tt) Neither the Company nor any of the Subsidiaries is a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof required to be registered under the Public Utility Holding Company Act of 1935, as amended.

              (uu) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

          Any certificate signed by any officer or authorized signatory of the Company and delivered to any of the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company as to matters covered thereby, to each Initial Purchaser.

          2.  Purchase and Sale.  Subject to the terms and conditions and in
              -----------------
reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at an aggregate purchase price of $194,000,000, representing approximately $970 per

Unit, the respective number of Units set forth on Schedule I opposite such Initial Purchaser's name.

          3.  Delivery and Payment.  Delivery of and payment for the Securities
              --------------------
shall be made at 9:00 A.M., New York City time, on December 1, 1999, or at such time on such later date as the Initial Purchasers shall designate, which date and time may be postponed by agreement between the Initial Purchasers and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers of the purchase price thereof by wire transfer of immediately available funds to the account specified by the Company and in accordance with the Escrow Agreement, as applicable. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

          4.  Offering by Initial Purchasers.
              ------------------------------

              (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a QIB. Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers in the United States, QIBs or other institutional accredited investors (as defined in Rule 501(a)(1),(2),(3) or (7) under the Act) ("institutional accredited investors") and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Notice to Investors."

              (b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                    (i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of either the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                    (ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either the Final Memorandum or any such other material, in all cases at its own expense;

                    (iii) the Securities have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Act or pursuant to another exemption from the registration requirements of the Act; and

                    (iv) such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until (I) one year after the later of the commencement of the offering and the Closing Date (in the case of the Units and the Warrants) or
(II) 40 days after the later of the commencement of the offering of the Securities and the Closing Date (in the case of the Notes), and in either case, only in accordance with Rule 903 of Regulation S or as otherwise permitted in
Section 4(a); accordingly, subject to the foregoing, neither such Initial Purchaser, nor its Affiliates have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser and its Affiliates have complied and will comply with the offering restrictions requirement of Regulation S.

          5.   Agreements of the Company.  The Company agrees with each Initial
               -------------------------
Purchaser that:

               (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as each Initial Purchaser and counsel for the Initial Purchasers may reasonably request.

               (b) The Company will not at any time make any amendment or supplement to the Preliminary Memorandum or the Final Memorandum to which the Initial Purchasers reasonably object.

               (c) The Company will immediately notify each Initial Purchaser and confirm such notice in writing of (x) any filing made by the Company relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any event as a result of which the Final Memorandum would include any untrue statements of material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Final Memorandum to comply with applicable law. In such event or if at any time prior to completion of the distribution of the Securities by the Initial Purchasers to purchasers who are not their affiliates (as determined by the Initial Purchasers) any other event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Memorandum in order that the Final Memorandum, as then amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers, such amendment or supplement is necessary to comply with applicable law, the Company will, subject to paragraph (b) of this Section 5, promptly prepare, at its own expense, such amendment or supplement as may be necessary to correct such untrue statement or omission or to effect such compliance, so that as so amended or supplemented, the statements in the Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or so that such Final Memorandum as so amended or supplemented will comply with applicable law, as the case may be, and furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request. The Company agrees to notify the Initial Purchasers in writing to suspend use of the Final Memorandum as promptly as practicable after the occurrence of an event specified in this paragraph (c), and the Initial Purchasers hereby agree upon receipt of such notice from the Company to suspend use of the Final Memorandum until the Company has amended or supplemented the Final Memorandum to correct such misstatement or omission or to effect such compliance.

               (d) Neither the Company nor any of its Affiliates will solicit any offer to buy or offer or sell the Securities or the Exchange Securities by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Act), or by means of any directed selling efforts (as defined in Rule 902 under the Act) in the United States in connection with the Securities being offered and sold pursuant to Regulation S or in any manner involving a public offering within the meaning of Section 4(2) of the Act prior to the effectiveness of a registration statement with respect to the Securities or the Exchange Securities, as applicable.

               (e) Neither the Company nor any of its Affiliates will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) which could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

               (f) The Company (A) will, so long as the Notes are outstanding, furnish to the Trustee and the holders of the Notes, the reports and other information required to be furnished in accordance with the Indenture, whether or not the Company has a class of securities registered under the Exchange Act, and (B) will furnish to the Initial Purchasers copies of all such reports and information, together with such other documents, reports and information as shall be furnished by the Company to the holders of the Securities or to the Trustee.

               (g) At all times prior to the registration of the Securities under the Act, so long as the Securities are outstanding, the Company will furnish to holders of Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resales of the Securities.

               (h) The Company will not for a period of 180 days following the Closing Date, without the prior written consent of Salomon Smith Barney Inc., offer, sell or contract to sell, grant any other option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the company or any Affiliate of the Company), directly or indirectly, any debt securities issued or guaranteed by the Company (other than the Securities) except to the extent contemplated by the Registration Rights Agreement or the Final Memorandum.

               (i) The Company will cause and maintain the eligibility of the Securities for clearance and settlement through DTC.

               (j) Prior to the Closing Date, the Company will furnish to each Initial Purchaser, if and as soon as they have been prepared, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by the most recent financial statements of the Company appearing in the Final Memorandum which have been prepared in the ordinary course of business.

               (k) The Company will arrange for the registration and qualification of the Securities for offering and sale under the applicable securities or "blue sky" laws of such states and other jurisdictions as the Initial Purchasers may reasonably designate in connection with the resale of the Securities as contemplated by this Agreement and the Final Memorandum and to continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; provided that in no event shall the
                                             --------
Company be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 5(k), (ii) file any general consent to service of process in any jurisdiction where it is not at the Closing Date then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company shall promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction or the institution, threatening or contemplation of any proceeding for such purpose.

               (l) Subject to the provisions of the Escrow Agreement, the Company expects to use the proceeds received from the Offering in the manner specified in the Final Memorandum under the heading "Use of Proceeds."

               (m) During the two year period following the Closing Date, the Company will use reasonable efforts to ensure that its Affiliates do not resell any Securities that constitute "Restricted Securities" under Rule 144 under the Act that have been acquired by any of them.

               (n) Pursuant to the Escrow Agreement, the Company will deposit the Escrow Amount into a collateral account and will take all actions necessary to pledge, assign and set over to the Trustee, for the benefit of the holders of the Securities and the Trustee (in its capacity as such under the Indenture), and irrevocably grant to the Trustee for the benefit of the holders of the Securities and the Trustee (in its capacity as such under the Indenture) a first priority perfected security interest in, all of its respective right, title and interest in such collateral account, all funds held therein and all other Collateral (as such term is defined in the Escrow

Agreement) held by the Escrow Agent or on its behalf, in order to secure the obligations under the Escrow Agreement and the Securities.

               (o) Whether or not any sale of the Securities is consummated, the Company agrees to pay and bear all costs and expenses incident to the performance of all of their obligations under this Agreement, including (i) the preparation and printing of the Preliminary Memorandum, the Final Memorandum and any amendments or supplements thereto and the cost of furnishing copies thereof to the Initial Purchasers, (ii) the preparation, issuance, printing and distribution of the Operative Documents, (iii) the delivery to the Initial Purchasers of the Securities, including any stamp or other taxes in connection with the original issuance and sale of the Securities, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under the applicable state securities or "blue sky" laws in accordance with the provisions of Section 5(k) hereof including filing fees and reasonable fees and disbursements of counsel to the Initial Purchasers in connection therewith and in connection with the preparation of any survey of state securities or "blue sky" laws or legal investment memoranda, (vi) any fees charged by rating agencies for rating the Securities, (vii) any fees associated with establishing or maintaining the escrow account in connection with the Escrow Agreement, (viii) the fees and expenses of the Trustee, the Warrant Agent, the Unit Agent, the Escrow Agent and any paying agent, including the fees and disbursements of their counsel, (ix) all expenses (including travel expenses) of the Company in connection with any meetings with prospective investors in the Securities (other than expenses for meeting facilities for the road show) and (x) all expenses and listing fees in connection with the application for designation of the Securities as PORTAL securities and the eligibility of the Units, the Notes, the Exchange Securities, and the Warrants for clearance through The Depository Trust Company. Notwithstanding any of the foregoing, it is understood that except as expressly set forth in subclause (v) of this clause (p), the Initial Purchasers shall pay all fees and expenses of the Initial Purchasers' legal counsel and all of the Initial Purchasers' travel (excluding any chartered jet), stabilization and other out-of-pocket expenses, including meeting facilities for meetings with prospective investors.

          6.   Conditions to the Obligations of the Initial Purchasers.  The
               -------------------------------------------------------
obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein on the date hereof and on the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

               (a) On the Closing Date, the Initial Purchasers shall have received the opinions of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP and Gray Cary Ware & Freidenrich LLP, counsel for the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, collectively and substantially to the effect that:

                    (i) Each of the Company and its Subsidiaries has been duly incorporated, is validly existing and in good standing under the laws of its jurisdiction of incorporation, with full requisite corporate or other power and authority to own, lease and operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of California, Virginia and New Jersey.

                    (ii) All the outstanding shares of capital stock of the Company and the Subsidiaries have been duly and to the knowledge of such counsel validly authorized and issued and are fully paid and nonassessable and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the Subsidiaries are owned by the Company free and clear of any security interest and, to the knowledge of such counsel, any other security interests, claims, liens, or encumbrances.

                    (iii) To the knowledge of such counsel, except as set forth in the Final Memorandum, no options (other than options granted under the 1998 Stock Plan which options are issued under the reserve described in the Final Memorandum), warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into, or exchange any securities for, shares of equity interests of the Company are outstanding.

                    (iv) The Company's authorized capitalization is as set forth in the Final Memorandum under the heading "Capitalization".

                    (v) To the knowledge of such counsel, there is no pending action, suit or proceeding or written threat thereof by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, have a Material Adverse Effect.

                    (vi) Neither the execution and delivery of the Operative Documents nor the consummation of any of the transactions therein contemplated, nor the fulfillment of the terms hereof or thereof, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or its subsidiaries pursuant to, (i) the charter or by-laws of the Company's subsidiaries; (ii) the terms of any Material Contract; or (iii) any statute, law, rule, regulation or, to the knowledge of such counsel, any judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their properties.

                    (vii) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized executed and delivered by the Company.

                    (viii) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Units. The Units have been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due countersignature, execution and delivery by the Unit Agent), will constitute a valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

                    (ix) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Notes and the Exchange Securities. The Notes and the Exchange Securities have been duly and validly authorized by the Company for issuance. The Notes, when executed, authenticated and issued in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed, issued and delivered and (assuming the due authentication by the Trustee) will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, and the Exchange Securities, when executed, authenticated, issued and delivered in the manner contemplated by the Registration Rights Agreement and the Indenture, will have been duly executed, issued and delivered and (assuming the due authentication by the Trustee) will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except, in each case, that the enforcement thereof may be limited by the Enforceability Limitations. The Notes are in the form contemplated by the Indenture.

                    (x) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Warrants. The Warrants have been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due countersignature, execution and delivery by the Warrant Agent), will constitute a valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

                    (xi) The Common Shares have been duly reserved for issuance by the Company upon exercise of the Warrants in sufficient number to cover the exercise of all of the Warrants, and the issuance of the Common Shares upon exercise of the Warrants has been duly authorized, and the Common Shares, when delivered upon exercise of and in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable, and no holder of any securities of the Company has any preemptive or other similar rights to subscribe for or to purchase any common stock of the Company arising by operation of the General Corporation Law of the State of Delaware, under the Certificate of Incorporation or bylaws of the Company or pursuant to the terms of any material contract listed on Schedule III hereto.

                    (xii) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

                    (xiii) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Warrant Agreement. The

Warrant Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

                    (xiv) The Company has the requisite corporate or other power and authority to execute, deliver and perform its obligations under the Common Stock Registration Rights Agreement. The Common Stock Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Initial Purchasers and the Investors) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

                    (xv) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Initial Purchasers) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

                    (xvi) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Escrow Agreement. The Escrow Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Escrow Agent and the Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Limitations.

                    (xvii) The Escrow Agreement creates a valid and perfected security interest in favor of the Trustee in all right, title and interest of the Company in and to the Escrow Account and the Collateral (as such term is defined in the Escrow Agreement) (such counsel need not express an opinion as to the priority of the security interest in the collateral created by the Escrow Agreement).

                    (xviii) The Securities, the Exchange Securities, the Indenture, the Escrow Agreement, the Common Stock Registration Rights Agreement, the Registration Rights Agreement and the Common Shares conform in all material respects to the descriptions thereof in the Final Memorandum.

                    (xix) The statements in the Final Memorandum under the heading "Certain United States Federal Tax Considerations" provide a fair and accurate summary of the matters therein described.

                    (xx) No consent, approval, authorization, filing with or order of any court or governmental agency or body under the Federal laws of the United States or the laws of the State of New York or under the General Corporation Law of the State of Delaware is required in connection with the due authorization, execution and delivery of the Operative Documents by the Company, or for the offering, issuance, sale or delivery of the Securities or the Exchange Securities or for the resale by you in accordance with the terms of this Agreement, except such as will be obtained under the Act and the Trust Indenture Act in connection with the registration of the Exchange Securities or the Securities, as the case may be, as contemplated by the Registration Rights Agreement and the Common Stock Registration Rights Agreement and such as may be required under the blue sky or securities laws of any state or foreign jurisdiction or the NASD or and such other approvals (specified in such opinion) as have been obtained.

                    (xxi) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" required to be registered under the Investment Company Act without taking account of any exemption arising out of the number of holders of the Company's securities.

                    (xxii) Assuming the Securities are issued and sold under the circumstances contemplated by this Agreement and the representations and warranties of the Company and the Initial Purchasers set forth herein are true and correct, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with this Agreement to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act.

          In addition, such counsel shall state that in addition to rendering legal advice and assistance to the Company in the course of the preparation of the Final Memorandum, involving, among other things, discussions and inquiries concerning various legal matters and the review of certain corporate records, documents and proceedings, such counsel also participated in conferences with certain officers and other representatives of the Company, including its independent certified public accountants and with the Initial Purchasers and their counsel, at which the contents of the Final Memorandum and related matters were discussed. Such counsel may state that such counsel has not, however, independently verified the accuracy, completeness or fairness of the information contained in the Final Memorandum. However, based upon such participation, such counsel shall state it believes that the Final Memorandum (except for financial statements and schedules and other financial data derived therefrom, as to which such counsel expresses no belief), as of its date and as of the Closing Date, did not and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          In rendering such opinions, such counsel may rely (A) as to matters including the application of laws of any jurisdiction other than the Federal law of the United States, the General Corporation Law of the State of Delaware, the laws of the State of California and the laws of the State of New York, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel of the Initial Purchasers, (B) as to matters of fact, to the extent such counsel deems proper, on representations or certificates of responsible officers of the Company and certificates of public officials and (C) on the representations, warranties, convenants and agreements of the Company and the Initial Purchasers in this Agreement.

               (b) The Initial Purchasers shall have received an opinion from Cahill Gordon & Reindel, counsel for the Initial Purchasers, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

               (c) The following conditions contained in clause (i) and (ii) of this subsection (c) shall have been satisfied at and as of the Closing Date, and the Company shall have furnished to the Initial Purchasers a certificate of the Company, signed by the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                    (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                    (ii) since the date of the most recent financial statements included in the Final Memorandum, there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum.

               (d) The Securities shall have been (i) designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and
(ii) declared eligible for clearance and settlement through The Depository Trust Company, the Euroclear System and Cedelbank.


               (e) On the date hereof and at the Closing Date, KPMG LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers, confirming that they are independent accountants within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to financial statements and certain financial information contained in the Final Memorandum.

               (f) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company or the Subsidiaries the effect of which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the purchase and the delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

               (g) All government authorizations required in connection with the issue and sale of the Securities as contemplated under this Agreement and the performance of the Company's obligations hereunder and under the Operative Documents shall be in full force and effect and the Company shall deliver copies of such authorizations to the Initial Purchasers.

               (h) Each of the Operative Documents shall have been executed and delivered by each of the parties thereto.

               (i) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, NY 10005, on the Closing Date.

          7.   Reimbursement of Expenses.  If the sale of the Securities
               -------------------------
provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8.   Indemnification and Contribution.  (a)  The Company agrees to
               --------------------------------
indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(g) (or in any supplement or amendment thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representative specifically for inclusion therein; and provided,
                                                                   --------
further, that the Company will not be liable to an Initial Purchaser with
-------
respect to any Preliminary Memorandum to the extent that the Company shall sustain the burden of proof of providing that any such loss, claim, damage, liability or action resulted from the fact that such Initial Purchaser, in contravention of a requirement of this Agreement or applicable law, sold Units to a person to whom such Initial Purchaser failed to send or give, at or prior to the Closing Date, a copy of the Final Memorandum as then amended or supplemented if (i) the Company has previously furnished copies thereof to the Initial Purchasers and the loss, claim, damage, liability or action of such Initial Purchaser resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from the Preliminary Memorandum which was corrected in the Final Memorandum as, if applicable, amended or supplemented prior to the Closing Date and (ii) giving or sending such Final Memorandum by the Closing Date to the party or parties asserting such loss, claim, damage, liability or action would have constituted a defense to the claim asserted by such person. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have.

               (c)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall
                                    --------  -------
be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if
(i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize in writing the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent
(i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

               (d)  In the event that the indemnity provided in paragraph (a) or
(b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company or one or more of the Initial Purchasers, as applicable, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial
                            --------  -------
Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Securities hereunder. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, account information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9.   Default by an Initial Purchaser.  If any one or more of the
               -------------------------------
Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal number of Units set forth opposite their names in Schedule I hereto bears to the aggregate number of Units set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided,
                                                                       --------
however, that in the event that the aggregate number of Units which the
-------
defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate number of Units set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements that may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

          10.  Termination.  This Agreement shall be subject to termination in
               -----------
the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) a banking moratorium shall have been declared either by Federal or New York State authorities or (ii) trading in securities generally on the New York Stock Exchange or NASDAQ National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the NASDAQ National Market, or (iii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities, national or international emergency or war or other calamity or crisis, or any change or development involving a change in national or international political, financial or economic conditions, the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto). If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party.

          11.  Representations and Indemnities to Survive.  The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company and its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons, referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt and should be mailed and delivered. Notices to the Initial Purchasers shall be directed to Salomon Smith Barney Inc., Seven World Trade Center, New York, New York 10048, Attention: General Counsel; and notices to the Company shall be directed to Equinix, Inc., 901 Marshall Street, Redwood City, California 94063, Attention: Chief Financial Officer, with a copy to Gunderson Dettmer Stough Villenneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, CA 94025, Attention: Scott C. Dettmer.

          13.  Successors.  This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(g) hereof, no other person will have any right or obligation hereunder.

          14.  Applicable Law.  This Agreement will be governed by and construed
               --------------
in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          15.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16.  Headings.  The section headings used herein are for convenience
               --------
only and shall not affect the construction hereof.

          17.  Definitions.  The terms which follow, when used in this
               -----------
Agreement, shall have the meanings indicated.

          "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

          "Commission" shall mean the Securities and Exchange Commission.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Regulation D" shall mean Regulation D under the Act.

          "Regulation S" shall mean Regulation S under the Act.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

                                        Very truly yours,

                                        EQUINIX, INC.
                                        By:  /s/ Philip J. Koen
                                             ----------------------------------
                                             Name:  Philip J. Koen
                                             Title:  Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

SALOMON SMITH BARNEY INC.
MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.

By:  SALOMON SMITH BARNEY INC.

By:  /s/ W. Mark Barber
     -----------------------------
     Name:  W. Mark Barber
     Title:  Vice President

                                  SCHEDULE I

                                                                           Aggregate
                                                                           Number of
Initial Purchasers                                                           Units
-----------------------------------------------------------------------  -------------
Salomon Smith Barney Inc. ...........................................       100,000

Morgan Stanley & Co. Incorporated....................................        50,000

Goldman, Sachs & Co. ................................................        50,000
                                                                         -------------
          Total......................................................       200,000
                                                                         =============

                                  SCHEDULE II
                                  -----------
                         Subsidiaries of Equinix, Inc.
                         ----------------------------

                               Equinix-DC, Inc.

                                 SCHEDULE III
                                 ------------

                              Material Contracts
                              ------------------

          The Company's wholly-owned subsidiary, Equinix-DC, Inc., has entered into a Loan and Security Agreement with Comdisco, Inc., dated March 10, 1999, in the amount of $7,000,000.

          The Company has entered into a Master Lease Agreement with Comdisco, Inc., dated May 27, 1999, in the amount of $1,000,000.

          The Company has entered into a Master Lease Agreement with Comdisco, Inc., dated August 16, 1999, in the amount of $5,000,000.

          The Company has entered into a Loan Agreement with Venture Lending & Leasing II, Inc., as Agent, and other Lenders, dated August 16, 1999, in the amount of $10,000,000.

          The Company has entered into an agreement with MCI WorldCom, dated November 16, 1999, to install high-bandwidth connectivity at the Company's first seven U.S. IBX facilities.

          The Company has entered into a lease agreement with Carlyle-Core Chicago LLC, dated as of September 1, 1999.

          The Company has entered into a lease agreement with Market Halsey Urban Renewal, LLC, dated as of May 3, 1999.

          The Company has entered into a lease agreement with Laing Beaumeade, dated as of November 18, 1998.

          The Company has entered into a lease agreement with Rose Ventures II, Inc., dated as of June 10, 1999.

          The Company has entered into a lease agreement with 600 Seventh Street Associates, Inc., dated as of August 6, 1999.

          The Company has entered into a lease agreement with Trizechahn Centers, Inc. (dba Trizechahn Beaumeade Corporate Management), dated as of October 28, 1999.

          The Company entered into an equipment lease facility with Cisco Systems Credit Corporation in March 1999.

          The Company entered into an equipment lease facility with Fore Financial Services in June 1999.

          The Company has entered into a strategic agreement with Northpoint Communications, Inc., effective as of August 31, 1999.

          The Company has entered into a term sheet for a master agreement with Bechtel Corporation on October 29, 1999.

                                                                       EXHIBIT A
                                                                       ---------

                      Selling Restrictions for Offers and
                        Sales Outside the United States

          (1) (a) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) or
(ii) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time and (ii) otherwise until one year after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as
     part of their distribution at any time or (ii) otherwise
     until one year after the later of the commencement of the
     offering and [    ], 1999, except in either case in accordance
     with Regulation S or Rule 144A under the Securities Act.
     Terms used above have the meanings given to them by Regulation S."

          (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

          (c) Terms used in this section have the meanings given to them by Regulation S.

          (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold and will not offer or sell, in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or as agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985 of Great Britain), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom the document may otherwise lawfully be issued or passed on.

                                       2